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                                                                   EXHIBIT 23(B)

                CONSENT OF INDEPENDENT AUDITORS OF POLYGRAM N.V.

     We consent to incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3 of USD 1,520,000,000 Debt Securities, Class A Preferred Stock and Warrants, dated August 31, 1999 of The Seagram Company Ltd. and Joseph E. Seagram & Sons, Inc. of our Report dated February 11, 1998, relating to the Consolidated Balance Sheets of PolyGram N.V. as of December 31, 1996 and 1997, and the related Consolidated Statements of Income, Consolidated Statements of Cash Flows and Consolidated Statements of Changes in Shareholders' Equity for each of the years in the three-year period ended December 31, 1997 of PolyGram N.V., incorporated by reference in The Seagram Company Ltd.'s Form 8-K dated August 25, 1998, as amended. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

                                          /s/  KPMG Accountants N.V.

                                          KPMG Accountants N.V.

Amsterdam, The Netherlands
August 31, 1999